           As filed with the Securities and Exchange Commission on June 24, 1998

Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                       AND
          POST-EFFECTIVE AMENDMENT No. 1 to Registration No. 333-25757
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MIDWAY GAMES INC.
             (Exact name of Registrant as specified in its charter)



            DELAWARE                                           36-2814522
 (State or other jurisdiction of                  (I.R.S. Employer Identification No.)
  incorporation or organization)

                          3401 NORTH CALIFORNIA AVENUE
                             CHICAGO, ILLINOIS 60618

   (Address, including zip code, of Registrant's principal executive offices)

                                -----------------

                      1998 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                                -----------------

                                 Orrin J. Edidin
                  Vice President, Secretary and General Counsel
                                Midway Games Inc.
                          3401 North California Avenue
                             Chicago, Illinois 60618
                                 (773) 961-2222
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:
                             Jeffrey N. Siegel, Esq.
                              Shack & Siegel, P.C.
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 782-0700

                         CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED             PROPOSED
                                                                           MAXIMUM              MAXIMUM              AMOUNT OF
              TITLE OF SECURITIES                  AMOUNT TO BE         OFFERING PRICE         AGGREGATE            REGISTRATION
              TO BE REGISTERED                    REGISTERED(1)          PER SHARE(2)        OFFERING PRICE(2)            FEE
Common Stock, par value $.01(3)(4)               475,000 shares           $12.94             $6,146,500             $1,813.22

Common Stock, par value $.01(4)(5)               275,000 shares           $12.94             $3,558,500             $1,049.76

Total (4)                                        750,000 shares           $12.94             $9,705,000             $2,862.98

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the 1998
     Non-Qualified Stock Option Plan (the "1998 Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June
     22, 1998.

(3) Shares issuable upon the exercise of options previously granted under the 1998 Plan.

(4) In accordance with a Rights Agreement entered into between the Registrant and The Bank of New York, dated March 5, 1998, shares of Common Stock are accompanied by certain stock purchase rights.

(5) Shares issuable upon the exercise of options available for grant under the 1998 Plan.


          Pursuant to Rule 429 under the Securities Act of 1933, as amended (the
     "Securities Act"), the prospectus filed together with this Registration
     Statement shall be deemed to be a combined prospectus which shall also relate to the Registrant's Registration Statement No. 333-25757 on Form
     S-8. This Registration Statement and the Registration Statements being amended hereby are collectively referred to herein as the "Registration
     Statement" except where the context requires otherwise.

                                EXPLANATORY NOTE

          Registration Statement No. 333-25757, was filed previously with the Securities and Exchange Commission (the "Commission") by the Registrant to register shares of its common stock, par value $.01 per share ("Common
     Stock"), issuable pursuant to its 1996 Stock Option Plan (the "1996 Plan").
     In addition, in accordance with a Rights Agreement entered into between the Registrant and The Bank of New York, dated as of October 24, 1996, shares of Common Stock are accompanied by certain stock purchase rights
     ("Rights"). This Registration Statement is being filed to: (i) register the shares of Common Stock and Rights issuable pursuant to the Registrant's
     1998 Non-Qualified Stock Option Plan (the "1998 Plan"); and (ii) file a prospectus pursuant to Rule 429 under the Securities Act to be used for reoffers and resales by certain optionholders pursuant to the 1996 Plan and the 1998 Plan.

                                      -2-






                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act and are not being filed with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registration Statement, the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, the Registrant's Quarterly Reports on Form
10-Q for the fiscal quarters ended September 30, 1997, December 31, 1997 and
March 31, 1998, the Registrant's Current Report on Form 8-K filed on March 17,
1998 and the description of the Registrant's Common Stock and Rights contained in the Company's Registration Statements on Form 8-A (File No. 1-12367) filed on
October 30, 1996 and April 20, 1998 pursuant to Section 12(b) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), including all exhibits thereto and any amendment or report filed for the purpose of updating such information, are incorporated herein by reference and made a part of this Registration Statement as of the date hereof.

     All documents subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Shack & Siegel, P.C., 530 Fifth
Avenue, New York, New York 10036. As of June 22, 1998, shareholders of Shack &
Siegel, P.C. hold, in the aggregate, 10,990 shares of Common Stock and options to purchase 35,000 shares of Common Stock.

                                      -3-






ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the
Registrant, as amended (the "Bylaws"), by the Restated Certificate of Incorporation, as amended, of the Registrant (the "Certificate of Incorporation") and by certain indemnification agreements entered into with each of its officers and directors (the "Indemnity Agreements").

     Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

     The Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the Registrant provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

     The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware, and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase such protection in certain respects.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company has an insurance policy that provides coverage to directors and officers with respect to certain claims for which indemnity is not available pursuant the foregoing provisions described in this Item 6.

                                      -4-





ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.



Exhibit Number                           Description
--------------                           -----------

          4.1  Rights Agreement, dated as of October 24, 1996, between the
               Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 2.1 to the Registrant's
               Registration Statement on Form S-1, as amended, effective October
               29, 1996 (File No. 333-11919) (the "Form S-1").

          4.2  First Amendment to Rights Agreement, dated as of November 6,
               1997, between the Registrant and The Bank of New York, as Rights
               Agent, incorporated by reference to Exhibit 8 to the Registrant's
               Registration Statement on Form 8-A/A, Amendment No. 1, filed with the Securities and Exchange Commission on April 20, 1998.

        4.3(a) 1996 Stock Option Plan, incorporated by reference to Exhibit
               4(a) to the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 24, 1996 (File No. 333-25757) (the "1996 Form S-8").

        4.3(b) Forms of Option Agreements under the 1996 Stock Option Plan, incorporated by reference to Exhibits 4(b) and 4(c) to the 1996
               Form S-8.

        4.4(a) 1998 Non-Qualified Stock Option Plan.

        4.4(b) Form of Option Agreement under the 1998 Non-Qualified Stock
               Option Plan.

        5      Opinion of Shack & Siegel, P.C., counsel for Registrant.

        23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

        23.2   Consent of Ernst & Young LLP.

        24     Power of Attorney (contained on the signature page hereof).



ITEM 9. UNDERTAKINGS.

        a.     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 15th day of June, 1998.

                                                  MIDWAY GAMES INC.

                                                  By:/s/ Neil D. Nicastro
                                                     --------------------
                                                     Neil D. Nicastro
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Neil J. Nicastro, Harold H. Bach, Jr. and Orrin J. Edidin, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                               DATE                    TITLE
   ---------                               ----                    -----

  /s/ Neil D. Nicastro                  June 22, 1998           Chairman of the Board of Directors,
  ------------------------------                                President, Chief Executive Officer
  Neil D. Nicastro                                              (Principal Executive Officer) and Chief
                                                                 Operating Officer

  /s/ Harold H. Bach, Jr.               June 22, 1998           Executive Vice President - Finance,
  ------------------------------                                Treasurer Harold H. Bach, Jr.
  Harold H. Bach, Jr.                                           (Principal Financial and Principal
                                                                 Accounting Officer) and Director

  /s/ Byron C. Cook                     June 22, 1998           Executive Vice President - Home Video and
  ------------------------------                                Director
  Byron C. Cook

  /s/ Kenneth J. Fedesna                June 22, 1998           Executive Vice President - Coin-Op Video and
  ------------------------------                                Director
  Kenneth J. Fedesna

  /s/ Louis J. Nicastro                 June 22, 1998           Director
  ------------------------------
  Louis J. Nicastro

  /s/ William C. Bartholomay            June 22, 1998           Director
  ------------------------------
  William C. Bartholomay


  /s/ William E. McKenna               June 22, 1998            Director
  ------------------------------
  William E. McKenna

  /s/ Norman J. Menell                 June 22, 1998            Director
  ------------------------------
  Norman J. Menell

  /s/ Harvey Reich                     June 22, 1998            Director
  ------------------------------
  Harvey Reich

  /s/ Ira S. Sheinfeld                 June 22, 1998            Director
  ------------------------------
  Ira S. Sheinfeld

  /s/Gerald O. Sweeney, Jr.            June 22, 1998            Director
  ------------------------------
  Gerald O. Sweeney, Jr.

  /s/ Richard D. White                 June 22, 1998            Director
  ------------------------------
  Richard D. White

PROSPECTUS

                                MIDWAY GAMES INC.

                                1,415,000 SHARES

                          COMMON STOCK, PAR VALUE $.01

     This Prospectus has been prepared by Midway Games Inc., a Delaware corporation (the "Company"), for use upon resale of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), by certain officers and directors of the Company (the "Selling Stockholders") who have acquired or may acquire Common Stock upon exercise or adjustment of options ("Options") granted or to be granted under the Company's 1996 Stock Option Plan and 1998 Non-Qualified Stock Option Plan (collectively, the "Plans"). The maximum number of shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations, spinoffs and certain other changes affecting the Common Stock, as described in the Plans. The Common Stock is listed on the New York Stock Exchange, and it is anticipated that the Selling Stockholders will offer shares of Common Stock for resale at prevailing prices on such exchange on the date of sale. See "Plan of Distribution" below. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders. Each share of Common Stock is sold together with certain rights to purchase securities of the Company. These rights are described in a Registration Statement on Form 8-A (File No. 1-12367) which was filed by the Company with the Securities and Exchange Commission (the "Commission") on October 30, 1996 and amended by Form 8A/A on April 20, 1998. See ADocuments Incorporated by Reference" below.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 BELOW FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK. ADDITIONAL RISK "FACTORS AFFECTING FUTURE PERFORMANCE" ARE INCORPORATED HEREIN BY REFERENCE TO ITEM 1 IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION; NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                               -----------------

                  The date of this Prospectus is June 23, 1998

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission the following Registration Statements (which term shall include any amendment thereto) on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby: File Nos. 333-25757 and 333-_______. This Prospectus, which constitutes a part of each of these Registration Statements, does not contain all the information set forth in the Registration Statements and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statements including the exhibits and schedules to such Registration Statements, copies of which may be obtained as noted below. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified by the provisions of such document, to which such reference is made.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statements and the reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549. The Commission maintains an internet site on the Worldwide Web at www.sec.gov. that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, including the exhibits thereto; (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1997, December 31, 1997 and March 31, 1998;
(c) the Company's Current Report on Form 8-K filed on March 17, 1998; and (d) the description of the Common Stock and accompanying rights contained in the Company's Registration Statements on Form 8-A (File No. 1-12367) filed on October 30, 1996 and April 20, 1998 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for copies of such information should be directed to the Company at its principal executive office: 3401 North California Avenue, Chicago, IL 60618 (773) 961-1111, Attention: Vice President--Finance.


                                  RISK FACTORS

     In addition to considering the other information set forth in, or incorporated by reference into, this Prospectus, prospective investors should carefully consider the following factors in evaluating an investment in the Company, as well as the matters discussed under "Item 1. Business - Factors Affecting Future Performance" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and the other risks discussed in the documents incorporated herein by reference.

     1. Blank Check Preferred Stock and Control of the Company. The Company's Restated Certificate of Incorporation, as amended, authorizes the issuance of 5,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. Although there are no present plans, agreements, commitments or undertakings with respect to the Company's issuance of any shares of Preferred Stock, any such issuances may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or to dilute the public ownership of the Company, and there can be no assurance that the Company will not issue such shares.


     2. Adverse Effect of Potential Future Sales of Common Stock; Dilutive Nature of Options and Other Derivative Securities. The Company has 100,000,000 authorized shares of Common Stock, of which 38,500,000 shares were issued and outstanding as of June 22, 1998. In the event that all of the issued and outstanding options were exercised as of such date, approximately 40,800,000 shares of Common Stock would be outstanding. Management will have broad discretion with respect to the issuance of the remaining authorized but unissued shares, including discretion to issue such shares in compensatory and acquisition transactions. In the event that the Company seeks to procure additional financing through the sale and issuance of its securities, the then current stockholders of the Company may suffer dilution in their percentage ownership of shares of the Common Stock. In addition, the future issuance of shares at a price below the then current market price of the Common Stock pursuant to this Prospectus or the registration statements listed under "Additional Information" above, or otherwise, or even the potential of such sales, may have a depressive effect on the future market price of the Common Stock. As of June 22, 1998, the Company had outstanding options to purchase an aggregate of approximately 2,300,000 shares of Common Stock exercisable at an average exercise price of approximately $19.25 per share. The Company's Plans also authorize the grant of options to purchase approximately an additional 500,000 shares of Common Stock. During the terms of the options, which average approximately nine years from the date hereof, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. The percentage increase or decrease in the market price of an option tends generally to be greater than the percentage increase or decrease in the market price of the underlying common shares. The holders of options would be most likely to exercise them and purchase the Common Stock at a time when the Company could obtain capital by a new offering of securities on terms more favorable to the Company than those provided by the options. Consequently, the terms on which the Company could obtain additional capital during such periods may be adversely affected.


                            USE OF PROCEEDS; DILUTION

     The Company will receive none of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon the exercise of Options for cash. The Company plans to use any such proceeds for working capital. For a discussion of the possible dilutive effects of the shares to be sold hereby, see paragraph number 2 under "Risk Factors" above.

                              SELLING STOCKHOLDERS

     The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who have acquired or may acquire such shares pursuant to the exercise of Options. The Selling Stockholders named below may resell all, a portion or none of such shares from time to time.

     Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with", the Company. Non-affiliates who hold restricted securities (as defined in Rule 144(a)(3) under the Securities Act) purchased under the Plans or other employee benefit plans and who are not named below may use this Prospectus for the offer or sale of their Common Stock if they hold 1,000 shares or less. The inclusion of a person's name in the table below shall not be deemed to be an admission by such person that he or she is an "affiliate" of the Company.

     The table below sets forth with respect to each Selling Stockholder, based upon information available to the Company as of June 22, 1998, the number of shares of Common Stock beneficially owned before and after the sale of the shares offered hereby; the number of shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock offered hereby.


                                                                                                    Percent of Class (2)
                                          Amount and                             Shares             ---------------------
                                          Nature of                            Beneficially
                                          Beneficial        Shares to            Owned               Before       After
Name and Position                         Ownership         be Sold (1)       After Offering        Offering     Offering
------------------------              -----------------  ----------------  ------------------     ------------ --------------

Neil D. Nicastro                           713,458(3)         650,000             413,458             1.8%          1.1%
   Chairman of the Board of
   Directors, President, Chief
   Executive Officer and Chief
   Operating Officer

Louis J. Nicastro                           50,547(4)          35,000              15,547                *            *
   Director

Byron C. Cook                              123,589(5)         150,000              63,589                *            *
   Executive Vice President-- Home
   Video and Director

                                      -4-






                                                                                                    Percent of Class (2)
                                          Amount and                             Shares             ---------------------
                                          Nature of                            Beneficially
                                          Beneficial        Shares to            Owned               Before       After
Name and Position                         Ownership         be Sold (1)       After Offering        Offering     Offering
------------------------              -----------------  ----------------  ------------------     ------------ --------------
Kenneth J. Fedesna                         102,463(5)         150,000              42,463                *            *
   Executive Vice President-- Coin Op
   Video and Director

Harold H. Bach, Jr.                         91,674(5)         150,000              31,674                *            *
   Executive Vice President -- Finance,
   Treasurer, Chief Financial and
   Chief Accounting Officer and
   Director

Orrin J. Edidin                                500             35,000                 500                 *            *
   Vice President, Secretary and
   General Counsel

William C. Bartholomay                      80,370(4)          35,000              45,370                 *            *
   Director

William E. McKenna                          51,958(4)          35,000              16,958                 *            *
   Director

Norman J. Menell                            52,506(4)          35,000              17,506                 *            *
   Director

Harvey Reich                                51,277(4)          35,000              16,277                 *            *
   Director

Ira S. Scheinfeld                           56,801(4)          35,000              21,801                 *            *
   Director

Gerald O. Sweeney, Jr.                      35,000(4)          35,000                -0-                 -0-          -0-
   Director

Richard D. White                            35,000(4)          35,000                -0-                 -0-          -0-
   Director


----------------------
*  Less than 1%

(1) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares to be sold shall be determined from time to time by each Selling Stockholder in his discretion. All shares listed in this column represent stock options.

(2) Based on 38,500,000 shares outstanding as of June 22, 1998. Shares issuable upon the exercise of options exercisable within 60 days by such person are deemed to be outstanding with respect to the calculation of such person's percent of class.

(3) Includes 300,000 shares which may be acquired pursuant to the exercise of stock options.

(4) Includes 35,000 shares which may be acquired pursuant to the exercise of stock options.

(5) Includes 60,000 shares which may be acquired pursuant to the exercise of stock options.

                              PLAN OF DISTRIBUTION

     The Common Stock is being sold by the Selling Stockholders for their own accounts. The Common Stock may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Common Stock to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Shack & Siegel, P.C., New York, New York. As of June 22, 1998, stockholders of Shack & Siegel, P.C. hold, in the aggregate, 10,999 shares of Common Stock and options to purchase 35,000 shares of Common Stock.

                                     EXPERTS

     The financial statements of Midway Games Inc. and subsidiaries incorporated by reference in the Midway Games Inc. Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  EXHIBIT INDEX


Exhibit Number                            Description
--------------                            -----------

          4.1  Rights Agreement, dated as of October 24, 1996, between the
               Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 2.1 to the Registrant's
               Registration Statement on Form S-1, as amended, effective October
               29, 1996 (File No. 333-11919) (the "Form S-1").

          4.2  First Amendment to Rights Agreement, dated as of November 6,
               1997, between the Registrant and The Bank of New York, as Rights
               Agent, incorporated by reference to Exhibit 8 to the Registrant's
               Registration Statement on Form 8-A/A, Amendment No. 1, filed with the Securities and Exchange Commission on April 20, 1998.

        4.3(a) 1996 Stock Option Plan, incorporated by reference to Exhibit
               4(a) to the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 24, 1996 (File No. 333-25757) (the "1996 Form S-8").

        4.3(b) Forms of Option Agreements under the 1996 Stock Option Plan, incorporated by reference to Exhibits 4(b) and 4(c) to the 1996
               Form S-8.

        4.4(a) 1998 Non-Qualified Stock Option Plan.

        4.4(b) Form of Option Agreement under the 1998 Non-Qualified Stock
               Option Plan.

        5      Opinion of Shack & Siegel, P.C., counsel for Registrant.

        23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

        23.2   Consent of Ernst & Young LLP.

        24     Power of Attorney (contained on the signature page hereof).